Exhibit 10.15

CONSENT AND AMENDMENT NO. 2 TO FINANCING AGREEMENT

This CONSENT AND AMENDMENT NO. 2 TO FINANCING AGREEMENT (this “Consent and Amendment”), dated as of March 23, 2023, is entered into by and among Near Intelligence Holdings Inc., a Delaware corporation, as Borrower, the Guarantors party hereto, the Required Lenders and Blue Torch Finance LLC, a Delaware limited liability company (“Blue Torch”), as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Financing Agreement (as defined below).

WHEREAS, reference is made to that certain Financing Agreement, dated as of November 4, 2022 (as amended by that certain Consent and Amendment No. 1 to Financing Agreement, dated as of December 27, 2022, and as may be further amended, restated, amended and restated, supplemented or otherwise modified prior to the Amendment No. 2 Effective Date (as defined below), the “Existing Financing Agreement”), by, among others, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and Blue Torch, as Administrative Agent and as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent” and, together with the Administrative Agent, each an “Agent” and collectively, the “Agents”) (the Existing Financing Agreement, as amended by this Consent and Amendment, the “Financing Agreement”).

WHEREAS, the Borrower has requested that the Administrative Agent and the Required Lenders make certain amendments to the Existing Financing Agreement, and the parties hereto have agreed to the requested amendments on the terms and conditions set forth herein;

WHEREAS, the undersigned Lenders, constituting the Required Lenders, approve and instruct the Administrative Agent to enter into this Consent and Amendment;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Existing Financing Agreement and this Consent and Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Consent and Amendment. Effective as of the Amendment No. 2 Effective Date (as defined below) immediately prior to the effectiveness of the De-SPAC Mergers, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof:

(a) Junior Capital. Sub-clause 5(i) of Schedule 5.03 of the Existing Financing Agreement is hereby amended and restated in its entirety to read as follows:

(i) (x) On or prior to March 31, 2023, the De-SPAC Mergers shall have been consummated in accordance with the De-SPAC Documents in all material respects and the pre- money enterprise value of the De-SPAC Parent shall be at least $575,000,000, and

(y) (A) on or prior to March 31, 2023 (or such later date as may be agreed in writing (which may be via e-mail) by Administrative Agent in its sole discretion), the sum of

(1) Net Cash Proceeds of Subordinated Indebtedness obtained by the Loan Parties,

(2) Net Cash Proceeds obtained by the Loan Parties from the issuance of Equity Interests of the Borrower (or its direct or indirect parent companies) (such Net Cash Proceeds received in connection with the foregoing clauses (1) and (2), the “Junior Capital”),

(3) cash and Cash Equivalents from the Trust Account (as defined in the De-SPAC Merger Agreement) after giving effect to the completion and payment of the Redemption (as defined in the De-SPAC Merger Agreement), in each case of clauses (1) through (3), received by the Borrower after the Amendment No. 2 Effective Date shall be at least $8,000,000 in the aggregate,

(B) on or prior to March 31, 2023 (or such later date as may be agreed in writing (which may be via e-mail) by Administrative Agent in its sole discretion), the Borrower shall have received commitments constituting Junior Capital in an amount sufficient to provide the Borrower with Net Cash Proceeds of at least $8,500,000 in the aggregate (the “Committed Junior Investments”), which shall be pursuant to documentation (including in respect of conditionality) in form and substance reasonably satisfactory to the Administrative Agent, and

(C) on or prior to April 15, 2023 (or such later date as may be agreed in writing (which may be via e-mail) by Administrative Agent in its sole discretion), the Committed Junior Investments shall have been funded with Net Cash Proceeds of at least $8,500,000 and such proceeds thereof shall have been received by the Borrower; or

(b) Additional Covenants. Section 7.02 of the Existing Financing Agreement is hereby amended to add the following new clauses (s) and (t) immediately following clause (r) thereof:

(s) pay any fees and expenses in connection with the De-SPAC Transactions (including, without limitation, those fees and expenses agreed to by the Administrative Agent prior to the Amendment No. 2 Effective Date) (such fees and expenses, the “De-SPAC Expenses”) in an aggregate amount exceeding $2,000,000 until the Borrower has received the Net Cash Proceeds of at least $20,000,000 from Junior Capital and, after giving effect to payment of all such fees and expenses, pro forma Liquidity is at least $32,000,000 (such pro forma Liquidity test, the “Liquidity Condition”) and, thereafter, only such amounts as previously agreed by the Administrative Agent prior to the Amendment No. 2 Effective Date; provided, that, for the avoidance of doubt, De-SPAC Expenses shall exclude

(i) the legal fees and expenses of Sidley Austin, LLP in an amount not to exceed the amount previously agreed by the Administrative Agent,

(ii) amounts due and payable pursuant to the Administrative Agent or Lenders under any Loan Documents (including in respect of counsel to the Administrative Agent and Lenders) and

(iii) the fees and expenses of Union Square Advisors, in accordance, with that certain engagement letter, dated March 13, 2023, as in effect as of the Amendment No. 2 Effective Date and provided to the Administrative Agent.

(t) fail to retain an operational advisor identified by the Administrative Agent to the Borrower prior to the Amendment No. 2 Effective Date (or such other advisor that is acceptable to the Administrative Agent) by April 7, 2023 (or such later date as may be agreed in writing (which may be via e-mail) by Administrative Agent in its sole discretion) on terms reasonably acceptable to the Administrative Agent.

(c) Additional Conditions to Withdrawals. Section 2.14(b) of the Existing Financing Agreement is hereby amended to add the following new clause (viii) immediately following clause (vii) thereof:

(viii) Junior Capital and Liquidity. In respect of additional withdrawals of the Specified Proceeds after the Amendment No. 2 Effective Date, (A) the Borrower shall have received not less than $20,000,000 in Net Cash Proceeds from Junior Capital raised after the Amendment No. 2 Effective Date and (B) the Liquidity Condition shall be satisfied on a pro forma basis (including, for avoidance of doubt, net of the payment of any then-outstanding De-SPAC Expenses (but giving pro forma effect to the proceeds of such withdrawal)).

(d) Liquidity. Section 7.03(e) of the Existing Financing Agreement is hereby amended and restated in its entirety to read as follows:

(e) Liquidity.

(i) On and after April 1, 2023 and until April 14, 2023, permit Liquidity of Topco and its Subsidiaries to be less than the sum of (x) $10,000,000 and (y) the aggregate then-outstanding DB/Harbert Deferred Payment Amount.

(ii) On and after April 15, 2023 and until April 30, 2023, permit Liquidity of Topco and its Subsidiaries to be less than the sum of (x) $15,000,000 and (y) the aggregate then-outstanding DB/Harbert Deferred Payment Amount.

(iii) On and after May 1, 2023 at any time, permit Liquidity of Topco and its Subsidiaries to be less than the sum of (x) $20,000,000 and (y) the aggregate then- outstanding DB/Harbert Deferred Payment Amount.

(e) Financial Statements.

(i) The deadline to deliver the financial statements required under Section 7.01(a)(ii) (and, for the avoidance of doubt, the corresponding deliverables under Section 7.01(a)(iv)) of the Existing Financing Agreement for the fiscal quarter ending March 31, 2023 shall be extended to May 30, 2023 (or such later date as may be agreed in writing (which may be via e-mail) by Administrative Agent in its sole discretion).

(f) Notices. Section 12.01(a) of the Existing Financing Agreement is hereby amended to replace the notice addresses set forth therein in their entirety to read as follows:

if to the Borrower or any other Loan Party, to it at the following address:

c/o Near Intelligence LLC

100 W. Walnut Street, 4th Floor
Pasadena, California 91124

Attention: Chief Executive Officer and Chief Financial Officer
Email: anil@near.com and rahul@near.com

Telephone: (626) 889-7680

Telecopier: (626) 889-7685

if to the Administrative Agent or the Collateral Agent, to it at the following address:

Blue Torch Finance LLC
c/o Blue Torch Capital LP

150 East 58th Street, 39th Floor

New York, New York 10155

Email: BlueTorchAgency@alterdomus.com

with a copy to:

SEI – Blue Torch Capital Loan Ops 1

Freedom Valley Drive

Oaks, Pennsylvania 19456

Telecopier: (469) 709-1839

Email: bluetorch.loanops@seic.com

(g) Additional Defined Terms. Section 1.01 of the Existing Financing Agreement is hereby amended to include the following additional defined terms to be inserted in the appropriate place to maintain alphabetical order of all defined terms therein.

“Amendment No. 2” means that certain Consent and Amendment No. 2 to Financing Agreement, dated as of the Amendment No. 2 Effective Date, by and among the Administrative Agent, the Loan Parties party thereto, and the Lenders party thereto.

“Amendment No. 2 Effective Date” has the meaning specified therefor in Amendment No. 2.

(h) Other Defined Terms. Section 1.01 of the Existing Financing Agreement is hereby amended to amend and restate the following definitions:

“Liquidity” means the amount of Qualified Cash on-hand of the Loan Parties; provided that for the avoidance of doubt, the De-SPAC Expenses (unless and until paid) shall not reduce Liquidity (including by virtue of any cash and Cash Equivalents that would otherwise constitute Qualified Cash being deemed “restricted” cash and Cash Equivalents due to being earmarked for payment of such De-SPAC Expenses).

“Loans” means the Term Loan made by the Administrative Agent or the Lenders to the Borrower pursuant to Article II hereof (including any capitalized amounts thereon pursuant to Amendment No. 2).

“Term Loan” means, collectively, the loans made by the Term Loan Lenders to the Borrower on the Effective Date pursuant to Section 2.01(a)(ii) (including any capitalized amounts thereon pursuant to Amendment No. 2).

(i) The foregoing consent set forth in Section 1 should be construed as a one-time consent, and shall apply only to the matters expressly set forth in Section 1.

Section 2. Conditions Precedent to Consent and Amendment.

This Consent and Amendment shall become effective on the date (the “Amendment No. 2 Effective Date”) when each of the following conditions in this Section 2 have been satisfied (or waived) by the Administrative Agent:

(a) Execution. The Administrative Agent shall have received a copy of this Agreement, duly executed by each of the parties hereto.

(b) Representations and Warranties. The representations and warranties in Section 3 hereof shall be true and correct to the extent required thereunder.

(c) Fees. The fees and expenses of the Administrative Agent (including the Amendment No. 2 Fees and fees and expenses of legal counsel to the Administrative Agent) and of Sidley Austin LLP shall have been paid.

Section 3. Conditions Subsequent to Consent and Amendment.

(a) Within ten (10) Business Days after the Amendment No. 2 Effective Date (or such later date as may be agreed in writing (which may be via e-mail) by Administrative Agent in its sole discretion), the Loan Parties shall deliver such supplements (including supplemental disclosure schedules) to the Loan Documents, as well as any other certificates, instruments and documents related thereto or entered into in connection therewith, in each case, as may be reasonably requested by the Agents to reflect the joinder of De-SPAC Parent as a Loan Party and to reflect the assumption by Merger Sub 2 of the obligations as Borrower under the Loan Documents.

(b) Within thirty (30) days after the Amendment No. 2 Effective Date (or such later date as may be agreed in writing (which may be via e-mail) by Administrative Agent in its sole discretion), the Collateral Agent and the Loan Parties shall enter into such amendments or supplements to the Collateral Documents governed under the laws of a jurisdiction other than the United States, as well as any other related certificates, instruments and documents related thereto or entered into in connection therewith, in each case, as may be reasonably requested by the Collateral Agent to reflect the increase in Indebtedness and the other amendments effected pursuant to this Consent and Amendment.

(c) Notwithstanding anything in this Consent and Amendment, the Financing Agreement or the other Loan Documents to the contrary, (i) the failure by the Loan Parties to perform or cause to be performed the foregoing conditions subsequent on or before the date applicable thereto shall constitute an Event of Default and (ii) no representation, warranty or covenant in this Consent and Amendment, the Financing Agreement or the other Loan Documents shall be deemed to have been breached as a result of such conditions subsequent not having been satisfied, for the period from the Amendment No. 2 Effective Date until the date on which such conditions subsequent are required to be fulfilled pursuant to this Section 3, in each case, under this paragraph, after giving effect to any extension by the Administrative Agent contemplated hereunder.

Section 4. Representations and Warranties.

Each of the Loan Parties hereby represents and warrants that, as of the Amendment No. 2 Effective Date immediately after giving effect to this Consent and Amendment (subject to the last paragraph set forth in Section 3 above):

(a) the representations and warranties of each Loan Party in the other Loan Documents are true and correct in all material respects as of the Amendment No. 2 Effective Date as though made on and as of such date, except to the extent any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date) (except that such materiality qualifiers shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification); and

(b) no Default or Event of Default has occurred and is continuing.

Section 5. Fees.

(a) Amendment No. 2 Fees. The Borrower automatically shall have been deemed to pay, to the Administrative Agent, for the ratable benefit of each Lender, a one-time closing fee (the “Amendment No. 2 Fee”) in an aggregate amount equal to $2,000,000. The Amendment No. 2 Fee (i) is earned and immediately due and payable on the date hereof and (ii) without any further action by any party, be automatically paid-in-kind, be capitalized on the outstanding principal of the Loans and be payable as part of the outstanding principal amount of the Loans immediately in effect prior to the date hereof.

(b) Deferred Amendment No. 2 Fees.

(i) If (A) as of May 20, 2023 (or such later date as may be agreed in writing (which may be via e-mail) by the Administrative Agent in its sole discretion), the Borrower fails to obtain Net Cash Proceeds of at least $20,000,000 from Junior Capital raised after the Amendment No. 2 Effective Date and the Liquidity Condition has not been satisfied on a pro forma basis (including, for avoidance of doubt, net of the payment of any then-outstanding De-SPAC Expenses (but giving pro forma effect to the permitted withdrawal of any Specified Proceeds)) or (B) a Specified Event of Default, an Event of Default pursuant to Section 5.03 in respect of sub-clause (i) of Schedule 5.03 (as amended hereby), or an Event of Default pursuant to Section 9.01(c) in respect of Section 7.03(s) or (t) occurs (clauses (A) or (B), the “Deferred Fee Trigger Events”), the Borrower shall pay or cause to be paid, to the Administrative Agent, for the ratable benefit of the Lenders, a deferred consent fee in an aggregate amount equal to $5,000,000 (the “Deferred Consent Fee”). The Deferred Consent Fee (X) is earned as of the date hereof and (Y) upon the occurrence of a Deferred Trigger Event, (1) shall immediately and automatically become due and payable and (2) without further action by any party, be automatically paid-in-kind, be capitalized on the outstanding principal amount of the Loans immediately in effect prior to the Deferred Fee Trigger Event and be payable as part of the outstanding principal amount of the Loans immediate in effect prior to such Deferred Fee Trigger Event.

(ii) Any Deferred Consent Fee payable in accordance with this Section 5(b)(i) shall be presumed to be equal to the liquidated damages sustained by the Lenders as the Deferred Fee Trigger Events and the Loan Parties agree that it is reasonable under the circumstances currently existing. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREMIUM IN CONNECTION WITH ANY ACCELERATION.

(iii) The Loan Parties expressly agree that: (A) the Deferred Consent Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Deferred Consent Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Deferred Consent Fee; (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (E) their agreement to pay the Deferred Consent Fee is a material inducement to Lenders to provide the consents set forth in Amendment No. 2, and (F) the Deferred Consent Fee represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Agents and the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Agents and the Lenders or profits lost by the Agents and the Lenders as a result of such Deferred Fee Trigger Event.

Section 6. Ratification and Reaffirmation.

(a) The terms and provisions set forth in this Consent and Amendment shall modify and supersede all inconsistent terms and provisions of the Existing Financing Agreement and each other Loan Document. Except as expressly modified and superseded by this Consent and Amendment, the terms and provisions of the Existing Financing Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Financing Agreement or any other Loan Document in similar or different circumstances.

(b) Each Loan Party party hereto expressly acknowledges that (i) all of its obligations under the Financing Agreement, Collateral Documents and other Loan Documents to which it is a party are hereby reaffirmed and remain in full force and effect on a continuous basis and (ii) its grant of security interest pursuant to the Collateral Documents is hereby reaffirmed and remains in full force and effect after giving effect to this Consent and Amendment.

Section 7. Loan Document. This Consent and Amendment is a “Loan Document” under the Financing Agreement.

Section 8. Governing Law. THIS CONSENT AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 9. Counterparts. Section 12.08 of the Existing Financing Agreement (Counterparts) is hereby incorporated by this reference, mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Consent and Amendment to be duly executed as of the date first above written.

BORROWER:
NEAR INTELLIGENCE HOLDINGS INC.

By:	/s/ Rahul Agarwal
Name:	Rahul Agarwal
Title:	Chief Financial Officer and Treasurer

GUARANTORS:
NEAR NORTH AMERICA, INC.

By:	/s/ John Faieta
Name:	John Faieta
Title:	Chief Financial Officer and Treasurer

EXECUTED
For and on behalf of

NEAR INTELLIGENCE PTE. LTD.

By:	/s/ Rahul Agarwal
Name:	Rahul Agarwal
Title:	Director

Signature Page to Consent and Amendment No. 2 to Financing Agreement

BLUE TORCH FINANCE LLC,
as Administrative Agent

By:	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	Authorized Signatory

Signature Page to Consent and Amendment No. 2 to Financing Agreement

LENDERS:

BTC Holdings SBAF Fund LLC
By: Blue Torch Credit Opportunities SBAF Fund LP, its sole member
By: Blue Torch Credit Opportunities SBAF GP LLC, its general partner
By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	Authorized Signatory

Blue Torch Credit Opportunities Fund III LP
By: Blue Torch Credit Opportunities GP III LLC, its general partner
By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	Authorized Signatory

Signature Page to Consent and Amendment No. 2 to Financing Agreement

LENDERS:

BTC Holdings Fund II LLC
By: Blue Torch Credit Opportunities Fund II LP, its sole member
By: Blue Torch Credit Opportunities GP II LLC, its general partner
By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	Authorized Signatory

BTC HOLDINGS KRS FUND LLC
By: Blue Torch Credit Opportunities KRS Fund LP, its sole member
By: Blue Torch Credit Opportunities KRS GP LLC, its general partner
By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	Authorized Signatory

Signature Page to Consent and Amendment No. 2 to Financing Agreement